Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-8 No. 333-192111) pertaining to the 2012 Equity Incentive Plan, the 2004 Stock Plan, the SignNow, Inc. 2011 Equity Incentive Plan, and the Purewire, Inc. 2008 Stock Incentive Plan of Barracuda Networks, Inc.,

(2)	Registration Statement (Form S-8 No. 333-196718) pertaining to the 2012 Equity Incentive Plan of Barracuda Networks, Inc.,

(3)	Registration Statement (Form S-3 No. 333-201475) of Barracuda Networks, Inc.,

(4)	Registration Statement (Form S-8 No. 333-206689) pertaining to the 2012 Equity Incentive Plan and the 2015 Employee Stock Purchase Plan of Barracuda Networks, Inc.,

(5)	Registration Statement (Form S-8 No. 333-211210) pertaining to the 2012 Equity Incentive Plan of Barracuda Networks, Inc., and

(6)	Registration Statement (Form S-3 No. 333-211217) of Barracuda Networks, Inc.;
of our report dated May 12, 2017, with respect to the consolidated financial statements and schedule of Barracuda Networks, Inc. included in this Annual Report (Form 10-K) of Barracuda Networks, Inc. for the year ended February 28, 2017.
/s/ Ernst & Young LLP
San Jose, California
May 12, 2017